UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 17, 2015

Immune Pharmaceuticals Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-51290	52-1841431
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

708 Third Avenue, Suite 210, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 606-3500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On April 17, 2015, Mr. Rene Lerer resigned from his position as a member of the Board of Directors (the “Board”) of Immune Pharmaceuticals Inc. (the “Company”), effective immediately. Mr. Lerer also resigned from his positions as the Chairman of the Nominating and Corporate Governance Committee and the member of the Company’s Audit and Compensation Committees. His resignation was not due to any disagreement with the Company.

(d) On April 17, 2015, the Board appointed Mr. Rene-Pierre Azria, effective immediately, as an independent director to fill the vacancy created by the resignation of Mr. Lerer from the Board, and to hold office as a Class III director until the next annual meeting of stockholders to be held in 2016 and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Azria will serve as the member of the Audit, Compensation and Corporate Governance and Nomination Committees and the Chairman of the Transaction and Pricing Committee of the Board.

In accordance with the Company’s compensation for its directors, Mr. Azria shall receive an annual cash compensation of $40,000 to be paid in four installments, each at the end of each calendar quarter. In addition, Mr. Azria was granted options to purchase 50,000 shares of common stock of the Company, to vest quarterly over a three (3) year term commencing three (3) months from the effective date of his appointment. Mr. Azria will also be entitled to receive $20,000 annually as payment for his service as Chairman of the Transaction and Pricing Committee of the Board.

There are no arrangements or understandings between Mr. Azria and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Azria has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release dated April 21, 2015, announcing Mr. Azria’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Press release announcing the appointment of Mr. Rene-Pierre Azria to the Board of Directors of Immune Pharmaceuticals Inc., dated April 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Dated: April 21, 2015	By:	/s/ Daniel G. Teper
		Name:	Daniel G. Teper
		Title:	Chief Executive Officer